UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)
     (2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-12

                          PRE-PAID LEGAL SERVICES, INC.
                (Name of Registrant as Specified in its Charter)

                                 NOT APPLICABLE
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per  Exchange  Act  Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:_______

     (2)  Aggregate number of securities to which transaction applies:__________

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(set forth the amount on which the filing fee is calculated and state how it was determined):____________

     (4)  Proposed maximum aggregate value of transaction:______________________

     (5)  Total fee paid: ___________________.

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid: __________________.

     (2)  Form, Schedule or Registration Statement No.: _________________.

     (3)  Filing Party: __________________________.

     (4)  Date Filed: ___________________________.

                              [Company Letterhead]



May 26, 2005               YOUR VOTE IS URGENTLY REQUESTED

Dear Shareholder:

     At the recently held Annual Meeting of Shareholders, shareholders approved the election of directors, ratification of our registered independent public accounting firm, a proposal relating to an amendment to your Company's Certificate of Incorporation to permit a 1-for-100 reverse/forward stock split in the discretion of the Board and a proposal to approve voting for control shares owned or which may be acquired by Thomas W. Smith or his affiliates. However, it was decided to recess the meeting to permit voting to continue on Proposal 5 repealing certain anti-takeover provisions in the Company's
Certificate of Incorporation. The meeting will be reconvened for final vote tabulation on Proposal 5 on June 22, 2005 at 10:00 a.m. This proposal is described in detail in the Company's Proxy Statement dated April 11, 2005 that was previously provided to you.

     Since we had not received your vote by meeting time, please find enclosed a proxy card soliciting your. This proxy card is soliciting your vote on all 5 proposals. Since the other proposals have already been ratified and the vote certified, you do not need to vote them. However, if you are voting by Internet or Telephone, you will need to vote on the other proposals. These systems will ignore your vote on all proposals except for proposal 5. As a holder of record on April 11, 1992, you retain the right to vote at the recessed Meeting even if you have sold your shares.

     As described in the previously delivered proxy statement, approval of Proposal 5 will eliminate a roadblock to potentially desirable business combinations. Institutional Shareholder Services has recommended that shareholders vote in favor of this proposal.

     Shareholders at the Annual Meeting overwhelmingly supported passage of Proposal 5 by the margin of 80 to 1, but the required 80% of outstanding shares approval was not achieved by 1,314,168 votes. We believe that it is in the best interest of the Company and its shareholders to allow additional time to obtain the votes necessary for passage.

     Regardless of the size of your shareholdings, your vote is important. Please vote on Proposal 5 by telephone or by using the Internet as instructed on the enclosed proxy card, or complete, sign and date the enclosed Proxy Card and return it promptly in the envelope enclosed for that purpose. You may vote in person if you attend the reconvened meeting.

                       Sincerely,


                       /s/  Harland C. Stonecipher
                       ------------------------------------------
                       Harland C. Stonecipher, Chairman,
                       Chief Executive Officer and President

================================================================================
                                    IMPORTANT


     If you have any questions, or need assistance in voting your shares, please contact the firm assisting us in the solicitation of proxies:
                    Georgeson Shareholder Communications Inc.

                            TOLL FREE: 1-800-790-6795
                       BANKS & BROKERS CALL: 212-440-9800

================================================================================

                                   Appendix A

     The accompanying additional proxy material will be released to shareholders on or about May 31, 2005.